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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 8, 2001 relating to the financial statements, which appears in the 2000 Annual Report to Shareholders of SunGard Data Systems Inc. ("SunGard"), which is incorporated by reference in SunGard's Annual Report on Form 10-K for the year ended December 31, 2000.



/s/PricewaterhouseCoopers LLP

Philadelphia, PA
June 1, 2001